UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 16, 2015

MATCH GROUP, INC.

(Exact name of registrant as specified in charter)

Delaware	001-37636	26-4278917
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

8300 Douglas Avenue, Suite 800, Dallas, TX	75225
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 576-9352

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective December 16, 2015, Ann L. McDaniel, age 59, was elected to the Board of Directors of Match Group, Inc. (“Match Group”) and named as a member of the compensation committee of the Board of Directors of Match Group.

Ms. McDaniel has served as Senior Vice President of Graham Holdings Company (and its predecessor companies) since June 2008.  Prior to that time, Ms. McDaniel served as Vice President-Human Resources of Graham Holdings Company since September 2001.  Ms. McDaniel also served as Managing Director of Newsweek, Inc., a Graham Holdings Company property, from January 2008 until its sale in September 2010. Ms. McDaniel had previously served as Senior Director of Human Resources of Graham Holdings Company since January 2001 and prior to that time, held various editorial positions at Newsweek.

A description of the compensation payable to Ms. McDaniel for her Board of Directors and compensation committee service is set forth in the third paragraph under the caption “Item 5.02 — Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers—Election of Directors” in the Registrant’s Current Report on Form 8-K, dated November 18, 2015, which was filed with the U.S. Securities and Exchange Commission on November 24, 2015 and is incorporated by reference herein.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MATCH GROUP, INC.

	By:	/s/ GARY SWIDLER
	Name:	Gary Swidler
	Title:	Chief Financial Officer

Date: December 18, 2015